Exhibit 99.1

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES
PROPOSED ACQUISITION OF NLASCO, INC.

ENGLEWOOD, CO — (BUSINESS WIRE) — Friday, October 6, 2006 — Affordable Residential Communities Inc. (NYSE: ARC) today announced that it has reached a definitive agreement to acquire all of the stock of NLASCO, Inc. (“NLASCO”), a privately held property and casualty insurance holding company.  NLASCO’s shareholders, which consist of C. Clifton Robinson and affiliates, will receive $105.75 million in cash and 1,218,880 shares of ARC common stock for a total consideration of $117.5 million.

In addition, ARC announced that it has signed an agreement with Flexpoint Fund, L.P., a fund managed by Flexpoint Partners, LLC of Chicago, Illinois, pursuant to which it will invest $20 million to purchase common stock of the Company at the recent market price, subject to certain anti-dilution provisions.

NLASCO specializes in providing fire and homeowners insurance to low value dwellings and manufactured homes through two insurance subsidiaries, National Lloyds Insurance Company (“NLIC”) and American Summit Insurance Company (“ASIC”).  NLIC primarily underwrites fire and homeowners insurance to low value dwellings through approximately 4,800 independent agents and is licensed in 18 states.  NLIC has a significant presence in Texas with approximately 3,300 independent agent relationships built over the past 40 years. ASIC primarily focuses on providing insurance products to the manufactured home market and is licensed in 27 states.  The insurance companies share common underwriting, claims, administrative and financial management.

For the year ended December 31, 2005, NLASCO had direct premiums written of $146.5 million, pretax income of $26.6 million and net income of $17.4 million and at December 31, 2005 had a book value of $71.0 million.  For the six months ending June 30, 2006, NLASCO had direct premiums written of $76.0 million, pretax income of $14.6 million and net income of $10.1 million and at June 30, 2006 had a book value of $78.3 million.  The A.M. Best financial strength ratings for NLIC and ASIC are “A” (Excellent) and “B++” (Very Good), respectively.

Upon closing of the transaction, NLASCO will operate as an independent wholly owned subsidiary of ARC, and the Company plans to retain NLASCO’s current management team and operational infrastructure at its existing location in Waco, Texas.

ARC management believes that the acquisition of NLASCO will be beneficial to its shareholders.  NLASCO has a history of producing consistent profitability, and its expertise in underwriting insurance products for manufactured homes will create strategic opportunities with ARC’s existing customer base. Additionally, ARC expects to be able to use its existing net operating loss carryforwards against any income generated by NLASCO.

The transaction is expected to close by the end of the first quarter of 2007, subject to regulatory approval and other required consents.

Sandler O’Neill & Partners L.P. provided a fairness opinion to ARC in connection with the NLASCO acquisition. Banc of America Securities LLC acted as financial advisor to NLASCO on the transaction.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS.  THIS NOTICE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BY ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.  IN ADDITION, A PROXY STATEMENT RELATING TO CERTAIN OF THE MATTERS DISCUSSED IN THIS PRESS RELEASE IS EXPECTED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  WHEN FILED, COPIES OF THE PROXY STATEMENT AND OTHER RELATED DOCUMENTS MAY BE OBTAINED FREE OF CHARGE ON THE SEC WEBSITE (WWW.SEC.GOV).  WE URGE YOU TO CAREFULLY REVIEW THESE DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  ARC, ITS DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE CONSIDERED “PARTICIPANTS IN THE SOLICITATION” OF PROXIES FROM ARC’S SHAREHOLDERS IN CONNECTION WITH CERTAIN OF THE MATTERS DISCUSSED IN THIS PRESS RELEASE.  INFORMATION REGARDING SUCH PERSONS AND THEIR INTERESTS IN ARC IS CONTAINED IN ARC’S PROXY STATEMENTS AND ANNUAL REPORTS ON FORM 10-K FILED WITH THE SEC.  SHAREHOLDERS AND INVESTORS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF ARC AND ITS DIRECTORS AND EXECUTIVE OFFICERS IN THE MATTERS DISCUSSED IN THIS PRESS RELEASE, WHICH MAY BE DIFFERENT THAN THOSE OF ARC’S SHAREHOLDERS GENERALLY, BY READING THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS REGARDING THE MATTERS DISCUSSED IN THIS PRESS RELEASE, WHICH IS EXPECTED TO BE FILED WITH THE SEC.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC” or the “Company”), excluding discontinued operations, currently owns and operates approximately 57,350 homesites located in 276 communities in 24 states. ARC is focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Englewood, CO.

CONTACTS

Affordable Residential Communities Inc.
Larry Willard, Chief Executive Officer
(866) 847-8931
investor.relations@aboutarc.com

or

Integrated Corporate Relations, Inc.
Brad Cohen, (203) 682-8211

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ materially from those set forth in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates.  Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov).  The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.